BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

INTRODUCTION
Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204 of the Advisers Act and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 31, 2004. The Code of Ethics sets forth standards of conduct expected of the Firm's supervised persons and addresses conflicts that arise from personal trading by access persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:
o    Protect The Firm's Clients By Deterring Misconduct;
o Educate Our Employees Regarding The Firm's Expectations And The Laws Governing Their Conduct;
o Remind Employees That They Are In A Position Of Trust And Must Act With Complete Propriety At All Times;
o    Protect The Reputation Of The Firm;
o    Guard Against Violations Of The Securities Laws; And
o Establish Procedures For Employees To Follow So That The Firm May Determine Whether Employees Are Complying With Its Ethical Principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the client's of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors of any U.S. registered management investment company for which the Firm acts as adviser or sub-adviser.
This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

This Code is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such manner to avoid: i. serving their own personal interests ahead of clients; ii. taking inappropriate advantage of their position with the Firm; and iii. any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code to the Firm's Board of Directors and to any Investment Company client's Compliance Officer.

POLICY STATEMENT ON INSIDER TRADING
The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Chief Compliance Officer.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:
     1) trading by an insider, while in possession of material nonpublic information, or
     2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
     3)   communicating material nonpublic information to others.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:
                  i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?
                  ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

                    i. Report the matter immediately to the Firm's Chief Compliance Officer.
                    ii. Do not purchase or sell the securities on behalf of yourself or others.
                    iii. Do not communicate  the  information  inside or outside the Firm, other than to the Firm's Chief Compliance Officer.
                    iv. After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:
                  i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and
                  ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                    1. implement measures to prevent dissemination of such information, and
                    2.   if   necessary,   restrict   officers,   directors  and
                         employees from trading the securities.

                  To detect insider trading, the Firm's Chief Compliance Officer will:
                    i. review the trading activity reports filed by each officer, director and employee, and
                    ii. review the trading activity of accounts managed by the Firm.

         A.       DEFINITIONS
                  (1) "Access person" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm. "Access person does not include a Nonresident Director.

(2) "Advisory person" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a security by the Firm

(3) "Affiliated company" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.

                  (4) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

                  (5) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

                  (6) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

                  (7) "Investment Personnel" means (a) any portfolio manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

                  (8) "Nonresident Director" means any director of the Firm who: i) is not an officer, employee or shareholder of the firm; ii) does not maintain a business address at the Firm and iii) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Firm, information regarding recommendations concerning the purchase or sale of securities by the Firm or information regarding securities being considered for purchase or sale by the Firm.

                  (9)      "Person" means any natural person or a company.

                  (10) "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

                  (11) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, shares of registered open-end investment companies (excluding shares of sub-advised mutual funds) and shares of exchange-traded funds organized as open-end investment companies or unit investment trusts.

         B.       DUTY OF CONFIDENTIALITY
                  Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

(1) information on the clients accounts, including recent or impending securities transactions by the clients and activities of the Portfolio Managers for the clients' accounts;

(2) information on the Firm's clients and prospective clients investments and account transactions;

(3) information on other Firm personnel, including their pay, benefits, position level and performance rating; and

(4) information on the Firm's business activities, including new services, products, technologies and business initiatives.

                  The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

         C.       RESTRICTIONS FOR ACCESS PERSONS
                  (1) General Restrictions for Access Persons. Access persons are subject to the following restrictions with respect to their personal transactions:

(a) Prohibition on accepting gifts of more than de minimis value. Access persons are prohibited from accepting any gift or other items of more than de minimis value from any person or entity that does business with or on behalf of the Firm; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

(b) Prohibition on service as a director or public official. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

(c)                                 Prohibition on initial public offerings.
                                    Access persons are prohibited from acquiring securities in an initial public offering.

(d) Prohibition on private placements. Access persons are prohibited from acquiring securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

(e) Prohibition on options. Access persons are prohibited from acquiring or selling any option on any security.

(f) Prohibition on short-selling. Access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

(g)                                 Prohibition on short-term trading profits.
                                    Access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

                           (h) Prohibition on short-term trading of mutual funds. Access persons are prohibited from short-term trading of any mutual funds for which the Firm serves as sub-advisor. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales (1) into or out of money market funds or short term bond funds; or
                                    (2) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

                  (2) Blackout Restrictions for Access Persons. All access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by any client of the Firm:

(a) Purchases and sales within three days following a trade by a client. Access persons are prohibited from purchasing or selling any security within three calendar days after any client has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to the appropriate client portfolio(s).

(b) Purchases within seven days before a purchase by a client. Any access person who purchases a security within seven calendar days before any client purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to the [appropriate client portfolio(s)] any gain from the transaction.

                           (c) Sales within seven days before a sale by a client. Any access person who sells a security within seven days before any client sells the same (or a related) security must relinquish to the [appropriate client portfolio(s)] the difference between the access person's sale price and the client portfolio(s) sale price (assuming the access person's sale price is higher).

         D.       EXEMPTED TRANSACTIONS
                  The prohibitions of Sections C (1)(f)(g) and C (2)(a)(b)(c) shall not apply to:
                  (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;
                  (2) purchases or sales which are non-volitional on the part of either the access person or the Firm; (3) purchases which are part of an automatic dividend reinvestment plan; and (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         E.       COMPLIANCE PROCEDURES
                  (1) Records of securities transactions. All access persons and Nonresident Directors must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage account. Access persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations and statements of their securities transactions.

                  (2) Pre-clearance of securities transactions. All access persons shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities. Pre-clearance for securities owned or traded by the Firm is valid for that trading day. Pre-clearance for securities not owned or traded by the Firm is valid for five concurrent trading sessions. The personal securities transactions pre-clearance form is attached as Exhibit D.

                  (3) Pre-clearance of any transaction in a mutual fund for which the Firm serves as sub-adviser. All access persons shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any mutual fund for which the Firm serves as sub-adviser. Pre-clearance for mutual funds is valid for five concurrent trading sessions. This prohibition does not cover purchases and redemptions/sales (1) into or out of money market funds or short term bond funds; or (2) effected on a regular periodic basis by automated means, such as 401(k) purchases.

                  (4) Disclosure of Personal Holdings. All access persons and Nonresident Directors shall disclose to the Firm's Chief Compliance Officer all personal securities holdings and all sub-advised mutual fund holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Chief Compliance Officer.

                  (5) Certification of Compliance with Code of Ethics. Every access person and Nonresident Director shall certify annually that: (a) they have read and understand the Code and recognize that they are subject thereto; (b) they have complied with the requirements of the Code; and (c) they have reported all personal securities transactions, including sub-advised mutual funds, required to be reported pursuant to
                          the requirements of the Code. The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Chief Compliance Officer.

                  (6)      Reporting Requirements
                           (a) Every access person and Nonresident Director shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (5)(b) of this Section with respect to transactions in any security or sub-advised fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person and Nonresident Director shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.
                           (b) Reports required to be made under this Paragraph (5) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information: (i) the date of the transaction, the title and the number of shares, and the principal amount of each security
                                    involved; (ii) the nature of the transaction
                                    (i.e., purchase or sale); (iii) the price at which the transaction was effected; and (iv) the name of the broker, dealer or bank with or through whom the transaction was effected. Duplicate copies of the
                                            broker confirmation of all personal
                                            transactions and copies of periodic
                                            statements for all securities
                                            accounts may be appended to Exhibit
                                            C to fulfill the reporting
                                            requirement.
(c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.
(d) The Chief Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment and upon such time as any amendment is made to this Code.
(e) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

                  (7)      Conflict of Interest
                           Every access person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

F.       REPORTING OF VIOLATIONS
                  (1) Any employee of the Firm who becomes aware of a violation of the Code must promptly report such violation to the Chief Compliance Officer.
                  (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all apparent violations of this Code and the reporting requirements thereunder.
                  (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of
                           Section 206 of the Advisers Act or Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

                  (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

         G.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS
                  (1) The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall: (a) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
                           (b) identify any violations requiring significant remedial action during the past year; and (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code,
                                    evolving industry practices or developments in applicable laws or regulations.

         H.        SANCTIONS
                  Upon discovering a violation of this Code, the Board of Directors may impose such sanctions, as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         I.       RETENTION OF RECORDS
                  This Code, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

                                                                      Exhibit A
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Persons."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

4. As of the date below I had a direct or indirect beneficial ownership in the following securities:


======================================== =================== ================== ======================================
                                          NUMBER OF SHARES    PRINCIPAL VALUE             TYPE OF INTEREST
          NAME OF SECURITIES                                                            (DIRECT OR INDIRECT)
---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

---------------------------------------- ------------------- ------------------ --------------------------------------
---------------------------------------- ------------------- ------------------ --------------------------------------

======================================== =================== ================== ======================================


5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

============================================= ==================================
                                                        TYPE OF INTEREST
                     NAME OF FIRM                     (DIRECT OR INDIRECT)
--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------

============================================= ==================================



NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).


    Date:                                                    Signature:
           -------------------------------------------
                                                                         ------------------------------------------------
           (First date of investment personnel
           status) Print Name:
                                                                         ------------------------------------------------

                                                                 Title:
                                                                         ------------------------------------------------

                                                              Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                         ------------------------------------------------


    Date:                                                    Signature:
           -------------------------------------------                   ------------------------------------------------
                                                                         Firm's Chief Compliance Officer


                                                                      Exhibit B
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

         3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

         4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

         5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
                                                                                          TYPE OF INTEREST
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================


6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.









=========================================== ===================================
                                                      TYPE OF INTEREST
                     NAME OF FIRM                   (DIRECT OR INDIRECT)
------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

------------------------------------------- -----------------------------------
------------------------------------------- -----------------------------------

=========================================== ===================================





NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

    Date:                                                    Signature:
           -------------------------------------------
                                                                         ------------------------------------------------
           (First date of investment personnel
           status) Print Name:
                                                                         ------------------------------------------------

                                                                 Title:
                                                                         ------------------------------------------------

                                                              Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                         ------------------------------------------------


    Date:                                                    Signature:
           -------------------------------------------                   ------------------------------------------------
                                                                         Firm's Chief Compliance Officer

                                                                       Exhibit C
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 ACCESS PERSONS
 Securities Transactions Report for the Calendar Quarter Ended: _______________

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

=================== ================= ============ ================ ==================== ========== ======================
     SECURITY           DATE OF         NO. OF      DOLLAR AMOUNT        NATURE OF         PRICE        BROKER/DEALER
                      TRANSACTION       SHARES     OF TRANSACTION       TRANSACTION                    OR BANK THROUGH
                                                                      (Purch., Sale,                    WHOM EFFECTED
                                                                          Other)
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

=================== ================= ============ ================ ==================== ========== ======================


During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.




==================================================== =================================== ================================
                                                              TYPE OF INTEREST
                   NAME OF FIRM                             (DIRECT OR INDIRECT)             DATE ACCOUNT OPENED
---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

---------------------------------------------------- ----------------------------------- --------------------------------
---------------------------------------------------- ----------------------------------- --------------------------------

==================================================== =================================== ================================











This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).


    Date:                                                    Signature:
           -------------------------------------------
                                                                         ------------------------------------------------
           (First date of investment personnel
           status) Print Name:
                                                                         ------------------------------------------------

                                                                 Title:
                                                                         ------------------------------------------------

                                                              Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                         ------------------------------------------------


    Date:                                                    Signature:
           -------------------------------------------                   ------------------------------------------------
                                                                         Firm's Chief Compliance Officer



                                                                       Exhibit D
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 ACCESS PERSONS
               Personal Securities Transactions Pre-clearance Form
                       (see Section D(2), Code of Ethics)
To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.: I hereby request pre-clearance of the following proposed transactions:

========================= ============ ================ ================= ============= ===================== ================
        SECURITY            NO. OF      DOLLAR AMOUNT      NATURE OF         PRICE         BROKER/DEALER        AUTHORIZED
                            SHARES     OF TRANSACTION     TRANSACTION         (OR         OR BANK THROUGH
                                                         (Purch., Sale,     PROPOSED       WHOM EFFECTED            YES
                                                             Other)          PRICE)                                 NO
------------------------- ------------ ---------------- ----------------- ------------- --------------------- ----------------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------
------------------------- ------------ ---------------- ----------------- ------------- --------------------- -------- -------

========================= ============ ================ ================= ============= ===================== ======== =======


    Date:                                                    Signature:
           -------------------------------------------
                                                                         ------------------------------------------------
           (First date of investment personnel
           status) Print Name:
                                                                         ------------------------------------------------

                                                                 Title:
                                                                         ------------------------------------------------

                                                              Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                         ------------------------------------------------


    Date:                                                    Signature:
           -------------------------------------------                   ------------------------------------------------
                                                                         Firm's Chief Compliance Officer